Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Issue Date: [DATE]

AKESIS PHARMACEUTICALS, INC.

WARRANT TO PURCHASE COMMON STOCK

This Warrant to Purchase Common Stock (the “Warrant”) is issued to [NAME] (the “Holder”) by Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”), pursuant to the terms of that certain Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of [DATE] between the Company and certain purchasers of the Company’s Common Stock.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder of this Warrant is entitled during the Exercise Period, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase, in whole or in part, from the Company [ ### ] fully paid and nonassessable Shares, at an exercise price per share equal to the Exercise Price (as defined below).

2. Definitions.

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Exercise Price” shall mean $3.00.

(c) “Exercise Period” shall mean the term commencing on the date of issuance of this Warrant and ending on the expiration of this Warrant pursuant to Section 14 hereof.

(d) “Shares” shall mean shares of the Company’s Common Stock.

(e) “Change of Control” shall mean (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain more than fifty percent (50%) of the voting power of and interest in the successor entity (excluding any transactions if the primary purpose of the transaction is to obtain financing from new or existing investors).

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Net Exercise. In lieu of cash exercising this Warrant, the Holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

X =	Y (A - B)
A

Where

X —	The number of Shares to be issued to the Holder of this Warrant.

Y —	The number of Shares purchasable under this Warrant.

A —	The fair market value of one Share.

B —	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of Shares as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. Representations of the Company and the Holder. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken. The Holder represents and acknowledges that the Warrant may be transferred in accordance with transfer restrictions set forth in the Purchase Agreement.

10. Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any other applicable legends as set forth in the Purchase Agreement):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

11. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12. Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a) This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of:

(i) 5:00 p.m., California local time, on the date of the third anniversary of the Initial Closing (as defined in the Purchase Agreement); or

(ii) Any Change of Control.

(b) The Company shall provide at least ten (10) days prior written notice of any event set forth in Section 12(a)(ii).

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth on the Schedule of Investors to the Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

14. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

15. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Remainder of page intentionally left blank.]

This Warrant to Purchase Common Stock is issued as of the date first set forth above.

AKESIS PHARMACEUTICALS, INC.

By:
Edward B. Wilson, Chief Executive Officer

AKESIS PHARMACEUTICALS, INC.

SIGNATURE PAGE TOWARRANT TO PURCHASE COMMON STOCK

EXHIBIT A

NOTICE OF EXERCISE

TO:	Akesis Pharmaceuticals, Inc.

Attention: President

1. The undersigned hereby elects to purchase                      Shares of Common Stock of Akesis Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

☐	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 4 of the Purchase Agreement (as defined in the Warrant) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)